As filed with the Securities and Exchange Commission on April 30, 2008.
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIASPACE INC.
(Exact Name of Issuer as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	76-0742386 (I.R.S. Employer Identification No.)
171 North Altadena Drive, Suite 101
Pasadena, CA 91107
(Address and Zip Code of Principal Executive Offices)
VIASPACE INC. 2005 STOCK INCENTIVE PLAN
(Full Title of the Plan)
Carl Kukkonen
Chief Executive Officer
VIASPACE Inc.
171 North Altadena Drive, Suite 101
Pasadena, CA 91107 (626) 768-3360
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount Of
Title Of Each Class Of	To Be	Price Per	Offering	Registration
Securities To Be Registered	Registered (1)	Share (2)	Price (2)	Fee
Common Stock, $0.001 par value per share	71,000,000	$0.023	$1,633,000	$64.18

(1)	The number of shares of common stock, $0.001 par value per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the VIASPACE Inc. 2005 Stock Option Plan (the “Plan”). In accordance with Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the plans by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the plans or at what price such shares will be purchased. The above calculation is based on the offering of 71,000,000 shares registered hereunder at a purchase price of $0.023 per share, which is the average of the high and low prices of the Registrant’s Common Stock as listed on the OTCBB on April 29, 2008.

GENERAL INSTRUCTION E INFORMATION
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same incentive equity plan is effective.
The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 12, 2006 (File No. 333-135723) is hereby incorporated by reference.
PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by VIASPACE Inc. (the “Registrant”) are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:
•	The Company’s Form 10-KSB Annual Report, filed with the SEC on March 31, 2008

•	The Company’s Form 8-K Current Report, filed with the SEC on March 31, 2008

•	The Company’s Form 8-K/A Current Report, filed with the SEC on April 4, 2008

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES
     Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. The lack of cumulative voting rights could delay, defer or prevent a change in control of the company.
     Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Richardson & Patel LLP. Members of that firm own an aggregate of 5,700,000 shares of Common Stock of the Registrant.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Indemnification of Directors And Officers
     Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.
     Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. That is not the case with our articles of incorporation which exclude directors from immunity in situations that include a:
(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.
Our bylaws also include indemnification provisions. Pursuant to the provisions of the State of Nevada’s Revised Business Statutes, we have adopted the following indemnification provisions in our Bylaws for our directors and officers:
“a) To the extent permitted by Nevada state law, the Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.
b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation us or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistant Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.
c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee, or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.
d) Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he or she is not entitled to indemnification by the Corporation.
e) The intent of this Article is to provide for indemnification and advancement of expenses to the fullest extent permitted by Nevada state law. To the extent that Nevada state law may be amended or supplemented from time to time, this Article shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.”

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
ITEM 8. EXHIBITS

Exhibit
Number	Description of Exhibit

4.1	VIASPACE Inc. 2005 Stock Incentive Plan dated October 20, 2005 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 26, 2005)

4.2	Amendment to VIASPACE Inc. 2005 Stock Incentive Plan dated May 18, 2006 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 23, 2006)

Exhibit
Number	Description of Exhibit

4.3	VIASPACE Inc. 2005 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 26, 2005)

4.4	VIASPACE Inc. 2006 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 16, 2006)

4.5	Amendment to VIASPACE Inc. 2005 Stock Incentive Plan dated December 13, 2007 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on December 13, 2007)

4.6	Amendment to VIASPACE Inc. 2005 Stock Incentive Plan dated February 14, 2008 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed on April 4, 2008)

5.1	Opinion of Richardson & Patel LLP *

23.1	Consent of Goldman Parks Kurland Mohidin LLP *

23.2	Consent of Singer Lewak Greenbaum & Goldstein LLP *

23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page of this Registration Statement)

*	filed herewith
ITEM 9. UNDERTAKINGS
(1) The undersigned Registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on April 30, 2008.

VIASPACE INC.
By:	/s/ CARL KUKKONEN
	Name:	Carl Kukkonen
	Title:	Chief Executive Officer

POWERS OF ATTORNEY
     Each person whose signature appears below and whose name is marked with an asterisk (*) hereby constitutes and appoints Carl Kukkonen and Stephen J. Muzi, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on April 30, 2008.

SIGNATURE	TITLE	DATE

/s/ CARL KUKKONEN Carl Kukkonen	Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2008

/s/ STEPHEN J. MUZI Stephen J. Muzi	Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2008

/s/ AMJAD S. ABDALLAT Amjad S. Abdallat*	Director	April 30, 2008

/s/ GENERAL BERNARD P. RANDOLPH General Bernard P. Randolph*	Director	April 30, 2008

/s/ ANGELINA GALITEVA Angelina Galiteva*	Director	April 30, 2008

/s/ NOBUYUKI DENDA Nobuyuki Denda*	Director	April 30, 2008

/s/ RICK CALACCI Rick Calacci*	Director	April 30, 2008

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number	Description of Exhibit

4.1	VIASPACE Inc. 2005 Stock Incentive Plan dated October 20, 2005 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 26, 2005)

4.2	Amendment to VIASPACE Inc. 2005 Stock Incentive Plan dated May 18, 2006 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 23, 2006)

4.3	VIASPACE Inc. 2005 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on October 26, 2005)

4.4	VIASPACE Inc. 2006 Non-Employee Director Option Program (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 16, 2006)

4.5	Amendment to VIASPACE Inc. 2005 Stock Incentive Plan dated December 13, 2007 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on December 13, 2007)

4.6	Amendment to VIASPACE Inc. 2005 Stock Incentive Plan dated February 14, 2008 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed on April 4, 2008)

5.1	Opinion of Richardson & Patel LLP *

23.1	Consent of Goldman Parks Kurland Mohidin LLP *

23.2	Consent of Singer Lewak Greenbaum & Goldstein LLP *

23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1)

*	Filed herewith